Exhibit n(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-113831 on Form N-2 of our report dated May 20, 2005, relating to the financial statements appearing in the Annual Report of Multi-Strategy Hedge Opportunities LLC for the period ended March 31, 2005, and to the reference to us under the heading “Financial Highlights” in such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
November 7, 2005